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Exhibit 5.1

[CLEARY GOTTLIEB STEEN & HAMILTON LLP LETTERHEAD]

Writer's Direct Dial: (212) 225-2472 E-Mail: jfisher@cgsh.com

December 23, 2005

Chipotle Mexican Grill, Inc.
1543 Wazee Street, Suite 200
Denver, CO 80202

  Re:
  Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as counsel to Chipotle Mexican Grill, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of (i) the sale by the Company of shares (the "Company Securities") of the Company's class A common stock, par value $.01 per share ("Common Stock"); and (ii) the sale by McDonald's Ventures, LLC, of shares of the Company's Common Stock (the "Secondary Securities").

        In arriving at the opinion expressed below, we have reviewed the following documents:

  (a)
  the Registration Statement; and

  (b)
  the forms of restated certificate of incorporation (the "Restated Certificate of Incorporation") and bylaws (the "Restated Bylaws") of the Company, included as Exhibits 3.1 and 3.2, respectively, to the Registration Statement.

        In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

        In arriving at the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed. In rendering the opinions set forth below, we have also assumed that, prior to the issuance and sale of the Company Securities and the sale of Secondary Securities, (i) the Restated Certificate of Incorporation and the Restated Bylaws will have been approved by the Board of Directors of the Company and the shareholders of the Company in accordance with the General Corporation Law of the State of Delaware; (ii) the Restated Certificate of Incorporation will have been filed with the Secretary of State of the State of Delaware; and (iii) the Restated Certificate of Incorporation and the Restated Bylaws will have become effective substantially in the forms filed as exhibits to the Registration Statement.

        Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

        1.     The Company Securities have been duly authorized by all necessary corporate action of the Company and, upon (i) due action of the pricing committee of the Board of Directors of the Company; and (ii) the issuance of the Company Securities against payment therefor in the manner described in the Registration Statement, will be validly issued by the Company and fully paid and nonassessable.

        2.     The Secondary Securities have been duly authorized by all necessary corporate action of the Company, have been validly issued by the Company and are fully paid and nonassessable.

        The foregoing opinions are limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decision interpreting that Law).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the prospectus that forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
CLEARY GOTTLIEB STEEN & HAMILTON LLP
By	/s/ Janet L. Fisher Janet L. Fisher, a Partner

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  Exhibit 5.1